As filed with the Securities and Exchange Commission on July 29, 2022
Registration Statement No. 333‑__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ALLETE, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	41‑0418150
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
30 West Superior Street
Duluth, Minnesota 55802-2093
(218) 279-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BETHANY M. OWEN	STEVEN W. MORRIS	MARGARET A. THICKENS, Esq.
Chair, President and	Senior Vice President and	Vice President, Chief Legal Officer
Chief Executive Officer	Chief Financial Officer	and Corporate Secretary
30 West Superior Street	30 West Superior Street	30 West Superior Street
Duluth, Minnesota 55802 2093	Duluth, Minnesota 55802‑2093	Duluth, Minnesota 55802 2093
(218) 279 5000	(218) 279‑5000	(218) 279 5000

PATRICK L. CUTSHALL	THOMAS P. GIBLIN, Jr., Esq.
Vice President and Corporate Treasurer	Morgan, Lewis & Bockius LLP
30 West Superior Street	101 Park Avenue
Duluth, Minnesota 55802 2093	New York, New York 10178-0060
(218) 279 5000	(212) 309-6000

(Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box: ☐

If this Form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer ☒ Accelerated filer ☐
Non-accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

P R O S P E C T U S

ALLETE, Inc.

Common Stock
and
First Mortgage Bonds

ALLETE, Inc. may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

ALLETE will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

ALLETE’s common stock is listed on the New York Stock Exchange and trades under the symbol “ALE.”

ALLETE’s principal executive offices are located at 30 West Superior Street, Duluth, Minnesota 55802‑2093, telephone number (218) 279‑5000.

See the discussion of risk factors, if any, contained in ALLETE’s annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.

ALLETE may offer the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in supplements to this prospectus. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section beginning on page 15 of this prospectus also provides more information on this topic.

_____________________________________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that ALLETE, Inc. filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. ALLETE, Inc. is referred to in this prospectus as “ALLETE.” Under this shelf registration process, ALLETE may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of ALLETE.

This prospectus provides you with a general description of the securities ALLETE may offer. Each time ALLETE sells securities, ALLETE will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
WHERE YOU CAN FIND MORE INFORMATION

ALLETE files annual, quarterly and other reports and other information with the SEC.
In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including ALLETE. ALLETE also maintains a website (www.allete.com). Information contained on ALLETE’s website does not constitute part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows ALLETE to “incorporate by reference” the information that ALLETE files with the SEC, which means that ALLETE may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. ALLETE is incorporating by reference the documents listed below and any future filings ALLETE makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until ALLETE sells all of the securities covered by this registration statement. Information that ALLETE files in the future with the SEC will automatically update and supersede this information:

•ALLETE’s Annual Report on Form 10‑K for the year ended December 31, 2021;
•ALLETE’s Quarterly Report on Form 10‑Q for the quarter ended March 31, 2022;
•ALLETE’s Current Reports on Form 8‑K filed with the SEC on January 11, 2022, February 2, 2022, February 9, 2022, March 2, 2022, April 5, 2022, May 13, 2022 and July 6, 2022; and
•the description of ALLETE’s common stock contained in Exhibit 4(h) to its Annual Report on Form 10-K for the year ended December 31, 2019, and including any further amendment or report filed for the purpose of updating such description.

You may request a copy of these documents, at no cost to you, by writing or calling:

Shareholder Services
ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802‑2093
Telephone: (218) 355‑5974
Fax: (218) 355‑3802
e‑mail: shareholder@allete.com

Upon request, ALLETE will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD‑LOOKING STATEMENTS

Statements in this prospectus that are not statements of historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there can be no assurance that the expected results will be achieved. Any statements that express, or involve discussions as to, future expectations, risks, beliefs, plans, objectives, assumptions, events, uncertainties, financial performance, or growth strategies (often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “likely,” “will continue,” “could,” “may,” “potential,” “target,” “outlook” or words of similar meaning) are not statements of historical facts and may be forward-looking.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, ALLETE is providing this cautionary statement to identify important factors that could cause ALLETE’s actual results to differ materially from those indicated in forward-looking statements made by or on behalf of ALLETE in this prospectus or any supplement to this prospectus, in presentations, on ALLETE’s website, in response to questions or otherwise. These statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, that could cause ALLETE’s actual results to differ materially from those indicated in the forward-looking statements:

•ALLETE’s ability to successfully implement its strategic objectives;
•global and domestic economic conditions affecting ALLETE or its customers;
•changes in and compliance with laws and regulations or changes in tax rates or policies;
•changes in rates of inflation or availability of key materials and supplies;
•the outcome of legal and administrative proceedings (whether civil or criminal) and settlements;
•weather conditions, natural disasters and pandemic diseases, including the ongoing COVID-19 pandemic;
•ALLETE’s ability to access capital markets, bank financing and other financing sources;
•changes in interest rates and the performance of the financial markets;
•project delays or changes in project costs;
•changes in operating expenses and capital expenditures and ALLETE’s ability to raise revenues from ALLETE’s customers;
•the impacts of commodity prices on ALLETE and ALLETE’s customers;
•ALLETE’s ability to attract and retain qualified, skilled and experienced personnel;
•effects of emerging technology;
•war, acts of terrorism and cybersecurity attacks;
•ALLETE’s ability to manage expansion and integrate acquisitions;

•population growth rates and demographic patterns;
•wholesale power market conditions;
•federal and state regulatory and legislative actions that impact regulated utility economics, including ALLETE’s allowed rates of return, capital structure, ability to secure financing, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities and utility infrastructure, recovery of purchased power, capital investments and other expenses, including present or prospective environmental matters;
•effects of competition, including competition for retail and wholesale customers;
•effects of restructuring initiatives in the electric industry;
•the impacts on ALLETE’s businesses of climate change and future regulation to restrict the emissions of greenhouse gases;
•effects of increased deployment of distributed low-carbon electricity generation resources;
•the impacts of laws and regulations related to renewable and distributed generation;
•pricing, availability and transportation of fuel and other commodities and the ability to recover the costs of such commodities;
•ALLETE’s current and potential industrial and municipal customers’ ability to execute announced expansion plans;
•real estate market conditions where ALLETE’s legacy Florida real estate investment is located may deteriorate; and
•the success of efforts to realize value from, invest in, and develop new opportunities.

Additional disclosures regarding factors that could cause ALLETE’s results or performance to differ from those anticipated by this prospectus are set forth in the discussion of risk factors, if any, contained in ALLETE’s annual, quarterly and current reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus. Any forward-looking statement speaks only as of the date on which such statement is made, and ALLETE undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of these factors, nor can ALLETE assess the impact of each of these factors on ALLETE’s businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Readers are urged to carefully review and consider the various disclosures in ALLETE’s reports and other information incorporated by reference herein and made by ALLETE in this prospectus that attempt to identify the risks and uncertainties that may affect ALLETE’s business.

ALLETE, INC.

ALLETE is comprised of two business segments:

Regulated Operations includes ALLETE’s regulated utilities, Minnesota Power, an operating division of ALLETE, Inc., and Superior Water, Light and Power Company (SWL&P), as well as ALLETE’s investment in American Transmission Company LLC, a Wisconsin-based regulated utility that owns and maintains electric transmission assets in parts of Wisconsin, Michigan, Minnesota and Illinois. Minnesota Power provides regulated utility electric service in northeastern Minnesota to approximately 150,000 retail customers. Minnesota Power also has 15 non-affiliated municipal customers in Minnesota. SWL&P is a Wisconsin utility and a wholesale customer of Minnesota Power. SWL&P provides regulated utility electric, natural gas and water service in northwestern Wisconsin to approximately 15,000 electric customers, 13,000 natural gas customers and 10,000 water customers. ALLETE’s regulated utility operations include retail and wholesale activities under the jurisdiction of state and federal regulatory authorities.

ALLETE Clean Energy, Inc. focuses on developing, acquiring, and operating clean and renewable energy projects. ALLETE Clean Energy, Inc. and subsidiaries (ACE) currently owns and operates, in seven states, more than 1,300 megawatts of nameplate capacity wind energy generation that is contracted under power sales agreements of various durations. In addition, ACE currently has approximately 200 megawatts under contract to be sold to others. ACE also engages in the development of wind energy facilities to operate under long-term power sales agreements or for sale to others upon completion.

In addition, ALLETE’s Corporate and Other businesses are comprised of BNI Energy, ALLETE’s coal mining operations in North Dakota; New Energy Equity LLC, a renewable development company; ALLETE’s investment in Nobles 2 Power Partners, LLC, an entity that owns and operates a 250 megawatt wind energy facility in southwestern Minnesota; South Shore Energy, LLC, a non-rate regulated, Wisconsin subsidiary developing Nemadji Trail Energy Center, an approximately 600 megawatt proposed combined-cycle natural gas-fired generating facility; ALLETE Properties, LLC and its subsidiaries, ALLETE’s legacy Florida real estate investment; other business development and corporate expenditures; unallocated interest expense; a small amount of non-rate base generation; approximately 4,000 acres of land in Minnesota; and earnings on cash and investments.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, ALLETE will add the net proceeds from the sale of the securities to its general funds. ALLETE uses its general funds for corporate purposes, including, without limitation, capital investments in its existing business, acquisitions made by or on behalf of it or its subsidiaries, to repay short‑term borrowings or to repay, redeem or repurchase outstanding debt. ALLETE may temporarily invest any proceeds that it does not immediately need.

DESCRIPTION OF COMMON STOCK

General. The following statements describing ALLETE’s common stock are not intended to be a complete description. For additional information, please see ALLETE’s Articles of Incorporation and Bylaws. Each of these documents has been previously filed with the SEC and they are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Minnesota.
ALLETE has the following capital stock authorized by its Articles of Incorporation: 80,000,000 shares of common stock, without par value, and 3,616,000 shares of preferred stock. As of June 30, 2022, 57,071,967 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Dividend Rights. ALLETE’s common stock is entitled to dividends only after ALLETE has provided for dividends and any sinking fund requirements on any issued and outstanding preferred stock. ALLETE’s Articles of Incorporation contain provisions which would restrict net income available for the payment of cash dividends on outstanding common stock in the event that shares of ALLETE’s preferred stock were outstanding and certain common stock equity capitalization ratios were not met.

Voting Rights (Non‑Cumulative Voting). Holders of ALLETE’s common stock are entitled to receive notice of and to vote at any meeting of shareholders. Each share of ALLETE’s common stock, as well as each share of any of ALLETE’s issued and outstanding preferred stock, is entitled to one vote. Holders of ALLETE’s common stock do not have cumulative voting rights. Each director is elected by the vote of a majority of the votes cast with respect to the director at a meeting of shareholders called for such purpose at which a quorum is present. At any such meeting for which the number of nominees (other than nominees withdrawn on or before the sixtieth (60th) day before the first anniversary of the preceding year’s annual shareholder meeting) exceeds the number of directors to be elected, directors are elected by a plurality of the votes present and entitled to vote on the election of directors. In addition, whenever dividends on any of ALLETE’s preferred stock are in default in the amount of four full quarterly payments or more, and until all the dividends in default are paid, the holders of ALLETE’s preferred stock are entitled, as one class, to elect a majority of the directors. ALLETE’s common stock, as one class, would then elect the minority.

The Articles of Incorporation include detailed procedures and other provisions relating to these rights and their termination, including:

•quorums;
•terms of directors elected;
•vacancies;
•class voting;
•meetings; and
•adjournments.

The Articles of Incorporation contain provisions that make it difficult to obtain control of ALLETE through transactions not having the approval of the board of directors of ALLETE. These provisions include:

•a provision requiring the affirmative vote of 75 percent of the outstanding shares of all classes of ALLETE’s capital stock, present and entitled to vote, in order to authorize certain mergers or consolidations, or sales or leases of a significant amount of assets, of ALLETE, and other significant transactions that may have an effect on the control of ALLETE. Any of those transactions are required to meet certain “fair price” and procedural requirements. Neither a 75 percent shareholder vote nor a “fair price” is required for any of those transactions that have been approved by a majority of the “Disinterested Directors,” as that term is defined in the Articles of Incorporation;
•a provision permitting a majority of the Disinterested Directors to determine whether the above requirements have been satisfied; and
•a provision providing that some parts of the Articles of Incorporation cannot be altered unless approved by 75 percent of the outstanding shares of all classes of ALLETE’s capital stock, present and entitled to vote, unless the alteration is recommended to the shareholders by a majority of the Disinterested Directors. The parts of the Articles of Incorporation that cannot be altered except as stated above include some parts relating to:
•mergers or consolidations, or sales or leases of a significant amount of assets, of ALLETE, and other significant transactions that may have an effect on the control of ALLETE; and
•the number, election, terms of office and removal of directors of ALLETE and the way in which vacancies on the board of directors are filled.

Liquidation Rights. After ALLETE has satisfied creditors and the preferential liquidation rights of any of its outstanding preferred stock, the holders of its common stock are entitled to share ratably in the distribution of all remaining assets.

Miscellaneous. Holders of ALLETE’s common stock have no preemptive or conversion rights. ALLETE’s common stock is listed on the New York Stock Exchange. The transfer agent and registrar for ALLETE’s common stock is EQ Shareowner Services.

DESCRIPTION OF FIRST MORTGAGE BONDS

General. The following description sets forth certain general terms and provisions of ALLETE’s first mortgage bonds that ALLETE may offer by this prospectus. ALLETE will describe the particular terms of the first mortgage bonds, and provisions that vary from those described below, in one or more prospectus supplements.

ALLETE may issue the first mortgage bonds from time to time in one or more series. ALLETE will issue the first mortgage bonds under its Mortgage and Deed of Trust, dated as of September 1, 1945, with Irving Trust Company (now The Bank of New York Mellon), as corporate mortgage trustee, and Richard H. West (Janet Lee, successor), as individual mortgage trustee (together, the “mortgage trustees”), which has been amended and supplemented in the past, may be supplemented prior to the issuance of these first mortgage bonds and which will be supplemented again by one or more supplemental indentures relating to these first mortgage bonds. The Mortgage and Deed of Trust, as so amended and supplemented, is referred to in this prospectus as the “mortgage.”

This section briefly summarizes some of the terms of the first mortgage bonds and some of the provisions of the mortgage and uses some terms that are not defined in this prospectus but that are defined in the mortgage. This summary is not complete. You should read this summary together with the mortgage and the supplemental indenture establishing the first mortgage bonds for a complete understanding of all the provisions. References to certain sections of the mortgage and particular supplemental indentures are included in parentheses. The mortgage and the form of supplemental indenture have been previously filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the mortgage is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions. All first mortgage bonds issued or to be issued under the mortgage, including the first mortgage bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”

All first mortgage bonds of one series need not be issued at the same time, and a series may be re‑opened for issuances of additional first mortgage bonds of such particular series. This means that ALLETE may from time to time, without notice to, or the consent of the existing holders of previously-issued first mortgage bonds of a particular series, create and issue additional first mortgage bonds of such series. Such additional first mortgage bonds will have the same terms as the first mortgage bonds of such series in all respects except for the issue date and, if applicable, the initial interest payment date, so that the additional first mortgage bonds may be consolidated and form a single series with the previously-issued first mortgage bonds of such series.

Reference is made to a prospectus supplement relating to each series of first mortgage bonds offered by this prospectus for the following specific terms of that series, among others:

•the designation of the series of first mortgage bonds and aggregate principal amount of the first mortgage bonds,
•the offering price of the series,
•the place where the principal of and interest on the series will initially be payable, if other than at The Bank of New York Mellon in New York, New York,
•the date or dates on which the series will mature,
•the rate or rates at which the series will bear interest, or method for determining the interest rate(s),
•the dates on which such interest will be payable,
•the currency or currencies in which payment of the principal of and interest on the series may be made, if other than United States dollars,
•whether all or a portion of the series will be in global form,
•the redemption terms, and
•any other terms or provisions relating to the series that are not inconsistent with the provisions of the mortgage.

The first mortgage bonds offered by this prospectus may be sold at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to first mortgage bonds offered by this prospectus sold at a discount below their principal amount may be described in the applicable prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any first mortgage bonds offered by this prospectus which are denominated or payable in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Except as may otherwise be described in a prospectus supplement, the covenants contained in the mortgage will not afford holders of the first mortgage bonds protection in the event of a highly‑leveraged or similar transaction involving ALLETE or in the event of a change in control.

Reserved Amendment Rights. ALLETE has reserved the right to amend the mortgage without the consent or other action of the holders of any of the first mortgage bonds created after January 31, 2010, to make the changes described below in this “Description of First Mortgage Bonds.” Holders of first mortgage bonds issued after January 31, 2010, including first mortgage bonds that ALLETE may offer by this prospectus, are deemed to have consented to these amendments. This section briefly summarizes the reserved amendment rights. This summary is not complete. You should read this summary together with the thirty‑first supplemental indenture, dated as of February 1, 2010, which has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part, together with the mortgage for a complete understanding of the reserved amendment rights.

Form and Exchanges. The first mortgage bonds offered by this prospectus will be issued in fully registered form without coupons, unless otherwise stated in a prospectus supplement. Unless otherwise stated in a prospectus supplement, the first mortgage bonds will be issued in denominations of $1,000 and multiples thereof. The first mortgage bonds offered by this prospectus will be transferable and exchangeable without charge (except for stamp taxes, if any, or other governmental charges). ALLETE has initially designated The Bank of New York Mellon, in New York, New York, as the place where such transfers or exchanges may be made.

A holder of first mortgage bonds may exchange those first mortgage bonds for an equal aggregate principal amount of first mortgage bonds of the same series, having the same issue date and with identical terms and provisions, or may transfer those first mortgage bonds, in each case without cost to the holder, other than for applicable stamp taxes or other governmental charges, unless otherwise stated in the applicable prospectus supplement. ALLETE may issue all or some of the first mortgage bonds offered by this prospectus in “book‑entry” form, which means that they will be represented by global notes, instead of certificates. The depository, or its custodian, will hold those global notes. Transfers of beneficial interests in those global notes will be accomplished by entries in the books of participants acting on behalf of beneficial owners. Any additional requirements as to the form and method of exchange of first mortgage bonds will be described in the applicable prospectus supplement.

Redemption and Purchase of First Mortgage Bonds. The first mortgage bonds offered by this prospectus may be redeemable upon 30 days’ notice if the terms of the first mortgage bonds so provide. Reference is made to the applicable prospectus supplement for the prices and other terms and conditions, if any, for redemption of the first mortgage bonds offered by this prospectus. If the first mortgage bonds are redeemable, ALLETE may use certain deposited cash and/or proceeds of released property to effect the redemption.

If at the time a notice of redemption is given the redemption moneys are not on deposit with the corporate mortgage trustee, the redemption may be made subject to their receipt before the date fixed for redemption.

Cash deposited under any provisions of the mortgage (with certain exceptions) may generally be applied to the purchase of first mortgage bonds of any series. (See Mortgage, Article X.)

ALLETE or its affiliates, may at any time and from time to time, purchase all or some of the outstanding first mortgage bonds offered by this prospectus at any price or prices, whether by tender, in the open market or by private agreement or otherwise, subject to applicable law.

Sinking or Improvement Fund. Unless otherwise stated in a prospectus supplement, the first mortgage bonds offered by this prospectus will not be entitled to the benefit of a sinking or improvement fund or other provision for amortization prior to maturity. None of the currently outstanding first mortgage bonds has sinking fund or improvement fund provisions.

Replacement Fund. The first mortgage bonds offered by this prospectus are not entitled to the benefit of any replacement fund.

Special Provisions for Retirement of First Mortgage Bonds. If, during any 12 month period, mortgaged property is disposed of by order of or to any governmental authority resulting in the receipt by ALLETE of $5 million or more as proceeds, ALLETE (subject to certain conditions) must apply such proceeds, less certain deductions, to the retirement of first mortgage bonds. If this occurs, ALLETE may redeem first mortgage bonds of any series that are redeemable for such reason at the redemption prices applicable to those first mortgage bonds. (See Mortgage, Section 64.) Reference is made to the applicable prospectus supplement for information concerning whether the first mortgage bonds offered by this prospectus are redeemable for this purpose and, if so, at what redemption prices.

Security. The first mortgage bonds offered by this prospectus and any other first mortgage bonds now or hereafter issued under the mortgage will be secured by the mortgage, which constitutes a first lien on all of the electric generating plants, electric transmission and distribution equipment and fixtures of ALLETE and substantially all other properties owned by ALLETE, other than property expressly excepted.

The lien of the mortgage is or may be subject to the following “excepted encumbrances”:

•liens for taxes, assessments or governmental charges which are not delinquent or the validity of which is being contested at the time by ALLETE in good faith; and liens for workmen’s compensation awards and similar obligations which are not delinquent and undetermined liens or charges incidental to construction;
•liens securing indebtedness, neither assumed nor guaranteed by ALLETE nor on which it customarily pays interest, existing on real property or rights in or relating to real property acquired by ALLETE for substation, transmission line, transportation line, distribution line or right of way purposes;
•rights of any municipality or public authority to terminate any right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of ALLETE or to control or regulate any property of ALLETE, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by ALLETE;
•rights of others to take or receive any part of the power, gas, oil or other minerals or timber generated, developed, produced, manufactured, pumped or stored by, or grown on, or acquired with, any property of ALLETE;
•easements, restrictions, exceptions or reservations in any property and/or rights of way of ALLETE for the purpose of roads, pipe lines, transmission lines, distribution lines, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by ALLETE; or
•any obligations or duties, affecting the property of ALLETE, to any municipality or public authority with respect to any franchise, grant, license or permit.
•In addition, the lien of the mortgage is or may be subject to the following:

•defects which ALLETE has the right to cure and which do not impair the use of such properties by ALLETE;
•possible defects in title to reservoir lands, easements or rights of way, any property not costing in excess of $25,000, or lands or rights held for flowage, flooding or seepage purposes, or riparian rights;
•vendors’ liens, purchase money mortgages and liens on property that already exist at the time ALLETE acquires that property;
•liens for labor, materials, supplies or other objects given priority by law; and
•liens for taxes, assessments or other governmental charges given priority by law.

ALLETE has reserved the right to amend the mortgage to restate the definition of “excepted encumbrances” to mean substantially the following:

•tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to ALLETE’s general counsel or to such other person designated by ALLETE to receive such notices;
•mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of ALLETE’s employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to ALLETE’s general counsel or to such other person designated by ALLETE to receive such notices;
•specified judgment liens;
•easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, ALLETE’s property;
•liens securing indebtedness or other obligations relating to real property ALLETE acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights‑of‑way;
•specified leases and leasehold, license, franchise and permit interests;
•liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;
•liens to secure public obligations, rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by ALLETE or by others on ALLETE’s property;
•rights and interests of persons other than ALLETE arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in such property;
•restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation;
•liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;
•certain easements, ground leases and rights‑of‑way for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights‑of‑way, facilities and/or equipment, so long as such grant shall not materially impair the use of the property or rights‑of‑way for the purposes for which such property or rights‑of‑way are held by ALLETE; and
•certain prepaid liens. (See Thirty‑first Supplemental Indenture, Article IV.)
•The mortgage does not create a lien on the following “excepted property”:
•cash and securities;
•merchandise, equipment, materials or supplies held for sale or other disposition;
•fuel, oil and similar materials consumable in the operation of the properties of ALLETE;

•aircraft, automobiles and other vehicles, and materials and supplies for repairing and replacing the same;
•timber, minerals, mineral rights and royalties;
•receivables, contracts, leases and operating agreements; and
•materials or products, including electric energy, that ALLETE generates, produces or purchases for sale or use by ALLETE.

No stock, properties or other assets of ALLETE’s subsidiaries are subject to the mortgage.

The mortgage contains provisions that impose the lien of the mortgage on property acquired by ALLETE after the date of the mortgage, other than “excepted property.” However, if ALLETE consolidates or merges with, or conveys or transfers all or substantially all of ALLETE’s mortgaged property to another corporation, the lien created by the mortgage will generally not cover the property of the successor company, other than the property it acquires from ALLETE and improvements, replacements and additions to that property. (See Mortgage, Section 87.)

The mortgage provides that the mortgage trustees shall have a lien upon the mortgaged property for the payment of their reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds. (See Mortgage, Section 96.)

ALLETE has reserved the right to amend the mortgage to restate the description of the “excepted property,” or property of ALLETE not covered by the lien of the mortgage, to exclude from the lien of the mortgage substantially the following types of property:

•all cash, deposit accounts, securities and all policies of insurance on the lives of ALLETE’s officers not paid or delivered to or deposited with or held by the corporate mortgage trustee or required so to be;
•all contracts, leases, operating agreements and other agreements of all kinds (other than ALLETE’s franchises, permits and licenses that are transferable and necessary for the operation of the mortgaged property), contract rights, bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights created by statute or governmental action to bill and collect revenues or other amounts from customers or others, credits, claims, demands and judgments;
•all governmental and other licenses, permits, franchises, consents and allowances (other than ALLETE’s franchises, permits and licenses that are transferable and necessary for the operation of the mortgaged property);
•all unrecorded easements and rights of way;
•all intellectual property rights and other general intangibles;
•all vehicles, movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;
•all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where ALLETE is organized;
•all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of ALLETE’s business, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;
•all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by ALLETE for sale, distribution or use in the ordinary course and conduct of ALLETE’s business;
•all property which is the subject of a lease agreement designating ALLETE as lessee, and all ALLETE’s right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security, and the last day of the term of any lease or leasehold which may become subject to the lien of the mortgage; and
•all property which subsequent to September 1, 1945 has been released from the lien of the mortgage and any improvements, extensions and additions to such properties and renewals, replacements, substitutions of or for any parts thereof. (See Thirty‑first Supplemental Indenture, Article IV.)

Issuance of Additional First Mortgage Bonds. The maximum principal amount of first mortgage bonds which may be issued under the mortgage is not limited so long as it meets the issuance tests set forth in the mortgage, which are generally described below. First mortgage bonds of any series may be issued from time to time on the basis of:

(1) 60 percent of property additions after adjustments to offset retirements;

(2) retirement of first mortgage bonds or qualified lien bonds; and

(3) deposit of cash.

With certain exceptions in the case of (2) above, ALLETE may not issue first mortgage bonds unless it meets the “net earnings” test set forth in the mortgage, which requires adjusted net earnings before income taxes for 12 out of the preceding 15 months of at least twice the annual interest requirements on all first mortgage bonds at the time outstanding, including the additional issue, and on all indebtedness of prior rank. Such adjusted net earnings are computed after provision for retirement and depreciation of property equal to $750,000 plus, for each of the 12 calendar months selected for the net earnings test, 1/12th of two percent of the net additions to depreciable mortgaged property made after June 30, 1945 and prior to the beginning of the calendar year within which that calendar month is included. It is expected that the first mortgage bonds offered by this prospectus will be issued upon the basis of the retirement of first mortgage bonds or property additions.

Property additions mean all mortgaged property acquired by ALLETE by purchase, consolidation, merger, donation, construction, erection or in any way whatsoever, subsequent to June 30, 1945, or in the process of construction or erection in so far as actually constructed or erected subsequent to June 30, 1945.

ALLETE has the right to amend the mortgage without any consent or other action by holders of any series of first mortgage bonds, including the holders of first mortgage bonds offered by this prospectus, so as to include nuclear fuel as well as similar or analogous devices or substances as property additions. (See Fifth Supplemental Indenture, Section 2.)

The mortgage contains certain restrictions upon the issuance of first mortgage bonds on the basis of property additions subject to liens prior to the mortgage lien and upon the increase of the amount of such liens. (See Mortgage, Sections 4‑8, 20, 23‑30, and 46.)

Mortgage Amendment-Recalibration of Funded Property. ALLETE has the right to amend the mortgage to change the definition of “funded property,” as long as ALLETE has delivered to the corporate mortgage trustee an independent engineer’s certificate referred to as a “funded property certificate.” This funded property certificate will describe all or a portion of mortgaged property which has a fair value not less than 10/6ths of the sum of the principal amount of the first mortgage bonds outstanding and the principal amount of the first mortgage bonds that ALLETE is entitled to have authenticated on the basis of retired first mortgage bonds. Once this funded property certificate is delivered to the corporate mortgage trustee, the definition of “funded property” will mean any mortgaged property described in the funded property certificate. Property additions will become funded property when used under the mortgage for the issuance of bonds, the release or retirement of funded property, or the withdrawal of cash deposited with the corporate mortgage trustee for the issuance of bonds or the release of funded property. (See Thirty‑first Supplemental Indenture, Article IV.)

Release and Substitution of Property. Property may be released without the sale or disposition of such property upon the basis of:

(1) deposit with the corporate mortgage trustee of cash or, to a limited extent, purchase money mortgages;

(2) property additions acquired by ALLETE in the last five years, after adjustments in certain cases to offset retirement and after making adjustments for qualified lien bonds outstanding against property additions; and/or

(3) waiver of the right to issue first mortgage bonds,

in each case without applying any earnings test. Cash may be withdrawn upon the bases stated in (2) and (3) above.

When property released is not funded property, property additions used to effect the release may again, in certain cases, become available as credits under the mortgage, and the waiver of the right to issue first mortgage bonds to effect the release may, in certain cases, cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property. The mortgage contains special provisions with respect to qualified lien bonds pledged, and disposition of moneys received on pledged prior lien bonds. (See Mortgage, Sections 5, 31, 32, 37, 46‑50, and 59‑63.)

ALLETE has reserved the right to amend the mortgage and the provisions discussed in the foregoing paragraphs under this “Release and Substitution of Property” subheading describing the release and substitution of mortgaged property as follows:

•to eliminate the five-year limit referred to in clause (2) above; and
•to specify that releases of property can be made on the basis of (i) the aggregate principal amount of first mortgage bonds that ALLETE would be entitled to issue on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of first mortgage bonds that ALLETE would be entitled to issue on the basis of retired first mortgage bonds, in each case with the entitlement being waived by operation of the release.

In addition, ALLETE has reserved the right to amend the mortgage to permit release of unfunded property if after such release at least one dollar of unfunded property remains subject to the lien of the mortgage. (See Thirty‑first Supplemental Indenture, Article IV.)

Modification of the Mortgage. The rights of holders of first mortgage bonds may be modified with the consent of the holders of 66‑2/3 percent of the aggregate principal amount of the outstanding first mortgage bonds and, if less than all series of first mortgage bonds are affected, the consent also of the holders of 66‑2/3 percent of the aggregate principal amount of all of the outstanding first mortgage bonds of each series affected. ALLETE has reserved the right to amend the mortgage to provide that such modifications can be made with the consent of the holders of a majority in aggregate principal amount of then outstanding first mortgage bonds, considered as one class, or if less than all of the series of mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding first mortgage bonds of all series that are directly affected, considered as one class. In general, no modification of the terms of payment of principal and interest, and no modification affecting the lien or reducing the percentage required for modification, is effective against any holder of first mortgage bonds without his consent. (See Mortgage, Article XIX; Twenty‑first Supplemental Indenture, Section 3; and Thirty‑first Supplemental Indenture, Article IV.)

ALLETE has reserved the right to amend the mortgage to permit ALLETE and the mortgage trustees, without the consent of any holder of first mortgage bonds, to enter into one or more supplemental indentures for any of the following purposes:

•to evidence the assumption by any permitted successor of ALLETE’s covenants in the mortgage and in the first mortgage bonds;
•to add one or more covenants or other provisions for the benefit of the holders of all or any series of first mortgage bonds, or to surrender any right or power conferred upon ALLETE and to make an occurrence of a default in performance of any such additional covenants, an additional “default”;
•to correct or amplify the description of any property at any time subject to the lien of the mortgage, or better to assure, convey and confirm unto the mortgage trustees any property subject or required to be subjected to the lien of the mortgage, or to subject to the lien of the mortgage additional property;
•to change or eliminate or add any new provision to the mortgage; provided, however, that no such change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;
•to establish the form or terms of first mortgage bonds of any other series as permitted by the mortgage;
•to provide for the procedures required to permit ALLETE to utilize, at its option, a non‑certificated system of registration for all or any series of first mortgage bonds;
•to change any place where principal, premium, if any, and interest shall be payable, first mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to ALLETE may be served; and
•to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of the holders of first mortgage bonds of any series in any material respect. (See Thirty‑first Supplemental Indenture, Article IV.)

Defaults and Notice Thereof. The following are defaults under the mortgage:

•failure to pay principal of any first mortgage bond when due;

•failure to pay interest on any first mortgage bond for 60 days after that interest is due;
•failure to pay any installments of funds for retirement of first mortgage bonds for 60 days after that installment is due;
•failure to pay principal of or interest on any qualified lien bond beyond any applicable grace period for the payment of that principal or interest;
•certain events in bankruptcy, insolvency or reorganization pertaining to ALLETE; and
•the expiration of 90 days following notice by the corporate mortgage trustee or holders of 15 percent of the first mortgage bonds relating to the failure by ALLETE to perform its covenants under the mortgage. (See Mortgage, Section 65.)

The mortgage trustees may withhold notice of default, except in the case of failure to pay principal, interest or installment of any fund for retirement of first mortgage bonds, if they determine that withholding the notice is in the interest of the holders of first mortgage bonds. (See Mortgage, Section 66.)
Remedies

Acceleration of Maturity. If a default under the mortgage occurs, then the corporate mortgage trustee, by written notice to ALLETE, or the holders of at least 25% in principal amount of the outstanding first mortgage bonds, by written notice to ALLETE and the corporate mortgage trustee, may declare the principal amount of all of the first mortgage bonds to be due and payable immediately, and upon the giving of such notice, such principal amount and accrued and unpaid interest will become immediately due and payable. (See Mortgage, Section 67.)

There is no automatic acceleration, even in the event of ALLETE’s bankruptcy, insolvency or reorganization.

Annulment of Acceleration. At any time after such a declaration of acceleration has been made but before any sale of the mortgaged property, the holders of a majority in principal amount of all outstanding first mortgage bonds may annul such declaration of acceleration, by written notice to ALLETE and the mortgage trustees, if the default under the mortgage giving rise to such declaration of acceleration has been cured, and ALLETE has paid or deposited with the corporate mortgage trustee a sum sufficient to pay:

•all overdue interest on all outstanding first mortgage bonds;
•the principal of and premium, if any, on the outstanding first mortgage bonds that have become due otherwise than by such declaration of acceleration; and
•all reasonable expenses and charges due to the mortgage trustees, their agents and (to the extent permitted by law) their attorneys. (See Mortgage, Section 67.)

Mortgage Trustees’ Powers. Subject to the mortgage, under specified circumstances and to the extent permitted by law, if a default under the mortgage occurs, the mortgage trustees shall be entitled to the appointment of a receiver for the mortgaged property, and are entitled to all other remedies available under applicable law. (See Mortgage, Sections 70 and 72.)

Control by Holders. The holders of a majority in principal amount of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the mortgage trustees or exercising any trust or power conferred on the mortgage trustees. The mortgage trustees are not obligated to comply with directions that conflict with law or other provisions of the mortgage or that the corporate mortgage trustee determines in good faith would involve the mortgage trustees in personal liability, would be unjustifiably prejudicial to non-assenting holders or would be in circumstances where indemnity would not be sufficient. (See Mortgage, Section 71.)

Limitation on Holders’ Right to Institute Proceedings. No holder of first mortgage bonds will have any right to institute any proceeding under the mortgage, or any remedy under the mortgage, unless:

•the holder has previously given to the mortgage trustees written notice of a default under the mortgage;
•the holders of 25% in aggregate principal amount of the outstanding first mortgage bonds of all series have made a written request to the mortgage trustees and have offered the mortgage trustees reasonable opportunity and indemnity satisfactory to the mortgage trustees to institute proceedings; and
•the mortgage trustees have failed to institute any proceeding for 60 days after notice;

provided that no holder or holders of first mortgage bonds shall have any right in any manner to affect or prejudice the lien of the mortgage or to obtain priority over other holders of outstanding first mortgage bonds. However, these limitations do not apply to the absolute and unconditional right of a holder of a first mortgage bond to institute suit for payment of the principal, premium, if any, or interest on the first mortgage bond on or after the applicable due date. (See Mortgage, Section 80.)

Consolidation, Merger and Conveyance of Assets. The mortgage provides that ALLETE may consolidate with or merge into any other corporation or convey, transfer or lease as, or substantially as, an entirety to any corporation the mortgaged property, if:

•(a) the surviving or successor corporation to such merger or consolidation has authority to carry on the electric, gas, steam or hot water business, or (b) the successor corporation which acquires by conveyance or transfer or which leases ALLETE’s mortgaged property as, or substantially as, an entirety, is authorized to acquire, lease or operate the mortgaged property so conveyed or transferred;
•such merger, consolidation, conveyance, transfer or lease is upon such terms as to preserve, and in no respect impair, the lien and security of the mortgage and the rights and powers of the mortgage trustees and the holders of first mortgage bonds;
•the survivor or successor corporation expressly assumes by supplemental indenture ALLETE’s obligations on all first mortgage bonds then outstanding and under the mortgage; and
•in the case of a lease, such lease is made expressly subject to termination by ALLETE or by the mortgage trustees and by the purchaser of the property so leased at any sale thereof at any time during the continuance of a default under the mortgage. (See Mortgage, Section 85.)
In the case of the conveyance or other transfer of the mortgaged property as, or substantially as, an entirety to another corporation, upon the satisfaction of all the conditions described above, such corporation would succeed and be substituted for ALLETE under the mortgage. (See Mortgage, Section 86.) ALLETE has reserved the right to amend the mortgage to provide that if ALLETE transfers all or substantially all of the mortgaged property as an entirety to a successor corporation as described above, ALLETE may be released of all of its obligations under the mortgage or any first mortgage bonds assumed by such successor. (See Thirty-first Supplemental Indenture, Article IV.)

The mortgage does not prevent or restrict any conveyance or other transfer, or lease, of any part of the mortgaged property that does not constitute the entirety, or substantially the entirety, of the mortgaged property.

Although ALLETE’s successor may, in its sole discretion, subject to the lien of the mortgage any property then owned or thereafter acquired by the successor, the lien of the mortgage generally will not cover the property of the successor other than the mortgaged property it acquires from ALLETE and improvements, extensions and additions to such property and renewals, replacements and substitutions thereof, within the meaning of the mortgage. (See Mortgage, Section 87.)

The terms of the mortgage do not restrict mergers in which ALLETE is the surviving entity.

Information about the Mortgage Trustees. The Bank of New York Mellon is the corporate mortgage trustee and Janet Lee is the individual mortgage trustee. In addition to acting as corporate mortgage trustee, The Bank of New York Mellon may also act as trustee under other indentures, trusts and guarantees of ALLETE and its affiliates from time to time.

Satisfaction and Discharge of Mortgage. The mortgage may be satisfied and discharged if and when ALLETE provides for the payment of all of the first mortgage bonds and all other sums due under the mortgage. (See Mortgage, Section 106.)

Evidence to be Furnished to the Mortgage Trustee. ALLETE will provide to the mortgage trustee an annual statement by an appropriate officer as to ALLETE’s compliance with all conditions and covenants under the mortgage. (See Trust Indenture Act of 1939, Section 314(a)(4).)

PLAN OF DISTRIBUTION

ALLETE may sell the securities offered pursuant to this prospectus:

•through underwriters or dealers;
•through agents; or
•directly to one or more purchasers.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

Through Underwriters or Dealers. If ALLETE uses underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to any of the securities, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. If ALLETE uses a dealer in the sale, ALLETE will sell the securities to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. ALLETE may designate one or more agents to sell the securities. Unless stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly. ALLETE may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to ALLETE from the sale of the securities, any initial public offering price and other terms of the offering of the securities.
ALLETE may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as ALLETE’s agent, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with ALLETE and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

ALLETE may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately‑negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by ALLETE or borrowed from ALLETE or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from ALLETE in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

ALLETE may make sales of its common stock to or through one or more underwriters, dealers or agents in “at‑the‑market” offerings, and, if ALLETE engages in such transactions, it will do so pursuant to the terms of an agreement between ALLETE and the underwriters, dealers or agents. If ALLETE engages in at‑the‑market sales pursuant to a distribution agreement, ALLETE will issue and sell shares of its common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.

ALLETE may have agreements to indemnify agents, underwriters and dealers against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10‑K for the year ended December 31, 2021, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINIONS

The legality of the common stock and first mortgage bonds will be passed upon for ALLETE by Margaret A. Thickens, Esq., Vice President, Chief Legal Officer and Corporate Secretary, and by Morgan, Lewis & Bockius LLP, New York, New York, counsel to ALLETE. Morgan, Lewis & Bockius LLP may rely as to all matters of Minnesota law upon the opinion of Ms. Thickens. Ms. Thickens may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP.

As of June 30, 2022, Ms. Thickens owned 2,327 shares of common stock of ALLETE. Ms. Thickens is acquiring additional shares of ALLETE common stock at regular intervals as a participant in the ALLETE and Affiliated Companies Retirement Savings and Stock Ownership Plan. Under the Executive Long-Term Incentive Compensation Plan, Ms. Thickens has:

•restricted stock units pursuant to which 1,999 shares of common stock (plus accrued dividend equivalents) will be distributed to Ms. Thickens after they vest (on December 31, 2022, 2023 and 2024); and
•an award opportunity for up to 5,610 performance shares (plus accrued dividend equivalents) that will be distributed to Ms. Thickens if ALLETE attains certain performance goals for the periods January 1, 2020 through December 31, 2022, January 1, 2021 through December 31, 2023 and January 1, 2022 through December 31, 2024.

___________________
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from ALLETE specifying the final terms of a particular offering of securities. ALLETE has not authorized anyone else to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. ALLETE is not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting and/or agents compensation, are:

Filing fee for registration statement	$*
Minnesota mortgage registration tax	**
Legal and accounting fees	**
Printing (Form S-3, prospectus, prospectus supplement, etc.)	**
Listing fee	***
Fees of the trustees	**
Rating agencies’ fees	**
Miscellaneous	**
Total	$**

* Pursuant to Rule 415(a)(6) under the Securities Act, there are included on this registration statement an aggregate of 2,095,710 shares of ALLETE’s common stock that were previously registered for offer and sale, but not sold, in connection with ALLETE’s amended and restated distribution agreement, as amended, pursuant to Registration Statement No. 333‑232905 (the “Prior Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2019, and for which a filing fee of $13,032.17 with respect to such unsold shares was paid in connection with the filing with the Commission of a prospectus supplement dated February 25, 2015 under an earlier registration statement (which shares were included on the Prior Registration Statement). Pursuant to Rule 415(a)(6), the filing fee related to such unsold shares will continue to be applied to the offer and sale of such unsold shares pursuant to ALLETE’s amended and restated distribution agreement, as amended, and no additional filing fee is required with respect to those shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. In connection with the additional securities offered hereby, ALLETE will pay “pay‑as‑you‑go registration fees” in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

** Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

*** The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15. Indemnification of Directors and Officers.

Section 302A.521 of the Minnesota Business Corporation Act generally provides for the indemnification of directors, officers or employees of a corporation made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties and fines (including attorneys’ fees and disbursements) where such person, among other things, has not been indemnified by another organization, acted in good faith, received no improper personal benefit and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Article IX of the Articles of Incorporation of ALLETE contains the following provision:

No director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty by that director as a director; provided, however, that this Article IX shall not eliminate or limit the liability of a director: (a) for any breach of the director’s duty of loyalty to this Corporation or its stockholders; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (c) under Minnesota Statutes Section 302A.559 or 80A.23; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any act or omission occurring prior to the date when this Article IX becomes effective. If, after the stockholders approve this provision, the Minnesota Business Corporation Act, Minnesota Statutes Chapter 302A, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended. No amendment to or repeal of this Article IX shall apply to or have any affect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to that amendment or repeal.

Section 14 of the Bylaws of ALLETE contains the following provisions relative to indemnification of directors and officers:

The Corporation shall reimburse or indemnify each present and future Director and officer of the Corporation (and his or her heirs, executors and administrators) for or against all expenses reasonably incurred by such Director or officer in connection with or arising out of any action, suit or proceeding in which such Director or officer may be involved by reason of being or having been a Director or officer of the Corporation. Such indemnification for reasonable expenses is to be to the fullest extent permitted by the Minnesota Business Corporation Act, Minnesota Statutes Chapter 302A. By affirmative vote of the Board of Directors or with written approval of the Chairman and Chief Executive Officer, such indemnification may be extended to include agents and employees who are not Directors or officers of the Corporation, but who would otherwise be indemnified for acts and omissions under Chapter 302A of the Minnesota Business Corporation Act, if such agent or employee were an officer of the Corporation.

Reasonable expenses may include reimbursement of attorneys' fees and disbursements, including those incurred by a person in connection with an appearance as a witness.

Upon written request to the Corporation and approval by the Chairman and Chief Executive Officer, an agent or employee for whom indemnification has been extended, or an officer or Director may receive an advance for reasonable expenses if such agent, employee, officer or Director is made or threatened to be made a party to a proceeding involving a matter for which indemnification is believed to be available under Minnesota Statutes Chapter 302A.

The foregoing rights shall not be exclusive of other rights to which any Director or officer may otherwise be entitled and shall be available whether or not the Director or officer continues to be a Director or officer at the time of incurring such expenses and liabilities.

ALLETE has insurance covering its expenditures which might arise in connection with the lawful indemnification of its directors and officers for their liabilities and expenses, and insuring officers and directors of ALLETE against certain other liabilities and expenses.

Item 16.    Exhibits.

Exhibit Number		Description of Exhibit
+1(a)	-	Form of Underwriting Agreement for common stock.
+1(b)	-	Form of Underwriting Agreement for first mortgage bonds.
*1(c)	-
Fourth Amended and Restated Distribution Agreement between ALLETE, Inc. and Lampert Capital Markets, Inc. dated February 25, 2015 (filed as Exhibit 1 to the February 25, 2015 Form 8‑K, File No. 1‑3548).

*1(d)	-	Amendment No. 1 to Fourth Amended and Restated Distribution Agreement between ALLETE, Inc. and Lampert Capital Markets, Inc. dated August 5, 2016 (filed as Exhibit 1(d), File No. 333-232905).
1(e)	-	Form of Amendment No. 2 to Fourth Amended and Restated Distribution Agreement between ALLETE, Inc. and Lampert Capital Markets, Inc., dated May 6, 2020.
1(f)	-	Form of Amendment No. 3 to Fourth Amended and Restated Distribution Agreement between ALLETE, Inc. and Lampert Capital Markets, Inc.
+1(f)		Form of Distribution Agreement for common stock.
*4(a)1	-	Articles of Incorporation, amended and restated as of May 8, 2001 (filed as Exhibit 3(b) to the March 31, 2001, Form 10‑Q, File No. 1‑3548).
*4(a)2	-	Amendment to Articles of Incorporation, dated as of September 20, 2004 (filed as Exhibit 3 to the September 21, 2004, Form 8-K, File No. 1‑3548).
*4(a)3	-	Amendment to Articles of Incorporation, dated as of May 12, 2009 (filed as Exhibit 3 to the June 30, 2009, Form 10‑Q, File No. 1‑3548).
*4(a)4	-	Amendment to Articles of Incorporation, dated as of May 11, 2010 (filed as Exhibit 3(a) to the May 14, 2010, Form 8‑K, File No. 1‑3548).
*4(a)5	-	Amendment to Certificate of Assumed Name, filed with the Minnesota Secretary of State on May 8, 2001 (filed as Exhibit 3(a) to the March 31, 2001, Form 10-Q, File No. 1‑3548).
*4(b)	-	Bylaws, as amended effective April 13, 2020 (filed as Exhibit 3 to the April 14, 2020, Form 8-K, File No. 1‑3548).
*4(c)1	-	Mortgage and Deed of Trust, dated as of September 1, 1945, between Minnesota Power & Light Company (now ALLETE) and The Bank of New York Mellon (formerly Irving Trust Company) and Andres Serrano (successor to Richard H. West), Trustees (filed as Exhibit 7(c), File No. 2‑5865).
*4(c)2	-	Supplemental Indentures to ALLETE, Inc.’s Mortgage and Deed of Trust:
		Number	Dated as of	Reference File	Exhibit
		First	March 1, 1949	2-7826	7(b)
		Second	July 1, 1951	2-9036	7(c)
		Third	March 1, 1957	2-13075	2(c)
		Fourth	January 1, 1968	2-27794	2(c)
		Fifth	April 1, 1971	2-39537	2(c)
		Sixth	August 1, 1975	2-54116	2(c)
		Seventh	September 1, 1976	2-57014	2(c)
		Eighth	September 1, 1977	2-59690	2(c)
		Ninth	April 1, 1978	2-60866	2(c)
		Tenth	August 1, 1978	2-62852	2(d)2
		Eleventh	December 1, 1982	2-56649	4(a)3
		Twelfth	April 1, 1987	33-30224	4(a)3
		Thirteenth	March 1, 1992	33-47438	4(b)
		Fourteenth	June 1, 1992	33-55240	4(b)
		Fifteenth	July 1, 1992	33-55240	4(c)
		Sixteenth	July 1, 1992	33-55240	4(d)
		Seventeenth	February 1, 1993	33-50143	4(b)
		Eighteenth	July 1, 1993	33-50143	4(c)
		Nineteenth	February 1, 1997	1-3548 (1996 Form 10-K)	4(a)3
		Twentieth	November 1, 1997	1-3548 (1997 Form 10-K)	4(a)3
		Twenty-first	October 1, 2000	333-54330	4(c)3

		Twenty-second	July 1, 2003	1-3548 (June 30, 2003, Form 10-Q)	4
		Twenty-third	August 1, 2004	1-3548 (Sept. 30, 2004, Form 10-Q)	4(a)
		Twenty-fourth	March 1, 2005	1-3548 (March 31, 2005, Form 10-Q)	4
		Twenty-fifth	December 1, 2005	1-3548 (March 31, 2006, Form 10-Q)	4
		Twenty-sixth	October 1, 2006	1-3548 (2006 Form 10-K)	4(a)3
		Twenty-seventh	February 1, 2008	1-3548 (2007 Form 10-K)	4(a)3
		Twenty-eighth	May 1, 2008	1-3548 (June 30, 2008, Form 10-Q)	4
		Twenty-ninth	November 1, 2008	1-3548 (2008 Form 10-K)	4(a)3
		Thirtieth	January 1, 2009	1-3548 (2008 Form 10-K)	4(a)4
		Thirty-first	February 1, 2010	1-3548 (March 31, 2010, Form 10-Q)	4
		Thirty-second	August 1, 2010	1-3548 (Sept. 30, 2010, Form 10-Q)	4
		Thirty-third	July 1, 2012	1-3548 (July 2, 2012, Form 8-K)	4
		Thirty-fourth	April 1, 2013	1-3548 (April 2, 2013, Form 8-K)	4
		Thirty-fifth	March 1, 2014	1-3548 (March 31, 2014, Form 10-Q)	4
		Thirty-sixth	June 1, 2014	1-3548 (June 30, 2014, Form 10-Q)	4
		Thirty-seventh	September 1, 2014	1-3548 (Sept. 30, 2014, Form 10-Q)	4
		Thirty-eighth	September 1, 2015	1-3548 (Sept. 30, 2015, Form 10-Q)	4(a)
		Thirty-ninth	April 1, 2018	1-3548 (March 31, 2018, Form 10-Q)	4
		Fortieth	March 1, 2019	1-3548 (March 31, 2019, Form 10-Q)	4(a)
		Forty-first	August 1, 2020	1-3548 (September 30, 2020, Form 10-Q)	4(a)
		Forty-second	September 1, 2021	1-3548 (September 30, 2021, Form 10-Q)	4
4(c)3	-	Form of Supplemental Indenture relating to the first mortgage bonds.
5(a)	-	Opinion and Consent, dated July 28, 2022, of Margaret A. Thickens, Esq., Vice President, Chief Legal Counsel and Corporate Secretary of ALLETE.
5(b)	-	Opinion and Consent, dated July 28, 2022, of Morgan, Lewis & Bockius LLP.
23(a)	-	Consent of Independent Registered Public Accounting Firm.
23(b)	-	Consent of Margaret A. Thickens, Esq. (included in opinion, attached hereto as Exhibit 5(a)).
23(c)	-	Consent of Morgan, Lewis & Bockius LLP (included in opinion, attached hereto as Exhibit 5(b)).
24	-	Powers of Attorney (included on the signature pages of this registration statement).
25(a)	-	Statement of Eligibility on Form T‑1 of The Bank of New York Mellon with respect to the Mortgage.
25(b)	-	Statement of Eligibility on Form T‑2 of Janet Lee with respect to the Mortgage.
107	-	Filing Fee Table
*		Incorporated herein by reference as indicated.
+		To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if applicable.
Item 17.    Undertakings.
The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post‑effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file, if applicable, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY
Each person whose signature appears below hereby authorizes any agent for service named in this registration statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post‑effective amendments, to this registration statement, and appoints any such agent for service as attorney‑in‑fact to sign in each such person’s behalf individually and in each capacity stated below and file any such amendments to this registration statement and ALLETE, Inc. hereby also appoints each such agent for service as its attorney‑in‑fact with like authority to sign and file any such amendments in its name and behalf.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, ALLETE, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota, on the 28th day of July, 2022.

                             ALLETE, Inc.

By	/s/ Bethany M. Owen
Bethany M. Owen
Chair, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bethany M. Owen	Chair, President and Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2022
Bethany M. Owen
/s/ Steven W. Morris	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 28, 2022
Steven W. Morris

/s/ George G. Goldfarb	Director	July 28, 2022
George G. Goldfarb
/s/ James J. Hoolihan	Director	July 28, 2022
James J. Hoolihan
/s/ Madeleine W. Ludlow	Director	July 28, 2022
Madeleine W. Ludlow
/s/ Charles R. Matthews	Director	July 28, 2022
Charles R. Matthews
/s/ Susan K. Nestegard	Director	July 28, 2022
Susan K. Nestegard
/s/ Douglas C. Neve	Director	July 28, 2022
Douglas C. Neve
/s/ Barbara A. Nick	Director	July 28, 2022
Barbara A. Nick
/s/ Robert P. Powers	Director	July 28, 2022
Robert P. Powers
/s/ Charlene A. Thomas	Director	July 28, 2022
Charlene A. Thomas